UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2017

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2017, Harvest Natural Resources, Inc, a Delaware corporation (the “Company”), terminated the employment of Robert Speirs, Senior Vice President - Eastern Operations of the Company, in connection with the planned dissolution and liquidation of the Company.

In connection with Mr. Speirs’ termination, the Company entered into a Consulting Agreement, dated April 30, 2017 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Speirs will provide services to the Company as an independent contractor. Mr. Speirs will be paid a base retainer of $10,000 per month. If Mr. Speirs provides more than forty hours of service to the Company during any month during the term of the Consulting Agreement, Mr. Speirs will be paid for each additional hour in excess of forty hours on an hourly basis. Mr. Speirs’ Consulting Agreement expires on July 31, 2017, subject to earlier termination in accordance with the terms of the Consulting Agreement.

The foregoing summary of the Consulting Agreement does not purport to be a complete description of the terms and conditions of the Consulting Agreement and is qualified in its entirety by the full text of the Consulting Agreement attached as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement, dated April 30, 2017, between the Company and Robert Speirs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2017	HARVEST NATURAL RESOURCES, INC.

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement, dated April 30, 2017, between the Company and Robert Speirs.